SUBSCRIPTION AGREEMENT

SulphCo, Inc.
4333 West Sam Houston Pkwy North, Suite 190
Houston, TX 77043

Gentlemen:

The undersigned (the "Investor") hereby confirms its agreement with SulphCo, Inc., a Nevada corporation (the "Company") as follows:

1.           This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I (collectively, this "Agreement") is made as of the date set forth on the signature page hereto between the Company and the Investor.

2.           The Company has authorized the sale and issuance of up to an aggregate of 11,764,706 Units (the "Units"), each comprising (i) 1 share of common stock of the Company, par value $0.001 per share ("Common Stock"); (ii) a warrant to purchase 0.5 shares of Common Stock at the price of $0.70 per share; and (iii) a warrant to purchase 0.5 shares of Common Stock at the price of $1.00 per share (collectively, the "Warrants"), at the price of $0.51 per Unit (the "Purchase Price").

3.           The offering and sale of the Units (the "Offering") are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-145460) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"), including the Prospectus contained therein (the "Base Prospectus"), (b) if applicable, certain "free writing prospectuses" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof  (the "Issuer Free Writing Prospectus"), containing certain supplemental information regarding the Units, the terms of the Offering and the Company and (c) a Prospectus Supplement (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus") containing certain supplemental information regarding the Units and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.           The Company and the Investor agree that the Investor shall purchase from the Company and the Company shall issue and sell to the Investor the Units set forth on the signature page hereto for the aggregate purchase price set forth on the signature page hereto.  The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by FIG Partners, L.L.C., a Georgia limited liability company (the "Placement Agent") and that there is no minimum offering amount.

5.           (a) The manner of settlement of the Common Stock included in the Units purchased by the Investor shall be as follows:

Delivery versus payment ("DVP") through the Depository Trust Company ("DTC") (i.e., at Closing (as defined in Annex I) the Company shall issue the Common Stock included in the Units registered in the Investor's name and address as set forth below and released by Integrity Stock Transfer and Registrar, the Company's transfer agent (the "Transfer Agent") directly to the account(s) identified by the Investor, and simultaneously therewith Company shall have access to funds held in escrow by the Company). NO LATER THAN 1 BUSINESS DAY AFTER THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY COMPANY AND TRANSFER AGENT OF THE ACCOUNT(S) TO BE CREDITED WITH THE COMMON STOCK INCLUDED IN THE UNITS BEING PURCHASED BY SUCH INVESTOR, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Beneficiary Bank:	Citibank, N.A.
Beneficiary Bank Address:	12591 Westheimer Rd., Houston, TX
Beneficiary Name:	SulphCo, Inc.
Beneficiary Account Number:	9786200617
ABA / Routing Number:	113193532

IT IS THE INVESTOR'S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE UNITS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE OFFERING ALTOGETHER.

(b) The Company shall issue and deliver the executed Warrants included in the Units within 3 Trading Days after the Closing Date.

6.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past 3 years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 5% or more of the Common Stock (or Warrants convertible into or exercisable for Common Stock) of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

7.           The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the "Disclosure Package"), prior to or in connection with the receipt of this Subscription Agreement.  The Investor acknowledges that, prior to the delivery of this Subscription Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the "Offering Information"). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8.           No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Subscription Agreement, and any such offer may be withdrawn or revoked or rejected, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Subscription Agreement is accepted and countersigned by or on behalf of the Company.

9.           The Company and the Investor acknowledge that the only material, non-public information relating to the Company provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

10.         The Investor shall have a right to participate in any private or public offerings by the Company of any equity or debt securities conducted during the 12-month period following the Closing Date (as defined in Annex I).

Signatures Appear on the Following Page.

Number of Units:
Purchase Price Per Unit:
Aggregate Purchase Price:

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  _____________, 2010

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this ___ day of ___________, 2010:

SulphCo, Inc.

By:
Name:
Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1.           Authorization and Sale of the Units.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2.           Agreement to Sell and Purchase the Units; Placement Agent.

2.1         At the Closing (as defined in Section 3.1), the Company shall sell to the Investor, and the Investor shall purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the signature page of the Subscription Agreement to which these Terms and Conditions for Purchase of Units are attached (the "Signature Page") for the aggregate purchase price therefor set forth on the Signature Page.

2.2         The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the "Other Investors") and expects to complete sales of Units to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Subscription Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements."

2.3         Investor acknowledges that (i) the Company has agreed to pay the Placement Agent a fee (the "Placement Fee") in connection with the sale of Units to the Investors.

2.4         The Company has entered into a Placement Agency Agreement, dated January 25, 2010 (the "Placement Agreement"), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. Investor shall be treated as a Placement Agent Indemnified Party for purposes of Section 6 (Indemnification) and Section 7 (Contribution) of the Placement Agreement.

3.          Closings and Delivery of the Units and Funds.

3.1        Closing.  The completion of the purchase and sale of the Units (the "Closing") shall occur no later than three 3 Trading Days following the date hereof (the "Closing Date") at a place to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor 1 share of Common Stock multiplied by the number of Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor; (b) the Company shall cause to be delivered to the Investor the two Warrants to purchase 0.5 shares of Common Stock multiplied by the number of Units set forth on the Signature Page in the forms attached hereto as Exhibits B and C; and (c) the aggregate purchase price for the Units being purchased by the Investor shall be delivered by or on behalf of the Investor to the Company.

3.2        Conditions to the Obligations of the Parties.

(a)         Conditions to the Company's Obligations.  The Company's obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page, (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date, and (iii) the absence of any order, writ, injunction, judgment or decree that could negatively affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(b)         Conditions to the Investor's Obligations. The Investor's obligation to purchase the Units will be subject to the following conditions, each of which may be waived by the Investor: (i) the accuracy of the representations and warranties made by the Company, and (ii) the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement.  The Investor's obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company.

3.3        Delivery of Funds.   No later than 1 business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company:

Beneficiary Bank:	Citibank, N.A.
Beneficiary Bank Address:	12591 Westheimer Rd., Houston, TX
Beneficiary Name:	SulphCo, Inc.
Beneficiary Account Number:	9786200617
ABA / Routing Number:	113193532

Such funds shall be held in escrow by the Company until the Closing pending the satisfaction, in the sole judgment of the Placement Agent, of the conditions set forth in Section 3.2(b) hereof.  The Placement Agent shall have no rights in or to any of the escrowed funds until the Closing, at which time a portion of the escrowed funds shall be applied to the Placement Fee.

3.4         Delivery of Units.    The Investor has elected to settle the Common Stock included in the Units purchased by such Investor by DVP through DTC. No later than 1 business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Company and the Transfer Agent of the account(s) to be credited with the Common Stock included in the Units being purchased by such Investor. On the Closing Date, the Company shall deliver the Common Stock included in the Units to the Investor through DTC directly to the account(s) identified by the Investor and simultaneously therewith payment shall be made by the Investor by wire transfer to the Company (to the extent the aggregate Purchase Price is not already held in escrow by the Company).

If the Company fails to deliver the Common Stock included in the Units to the Investor by the Closing Date, and if after the Closing Date the Investor purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Investor that the Investor anticipated receiving from the Company, then the Company shall, within three 3 Trading Days after the Investor’s written request and at the Company’s sole discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver the Common Stock included in the Units shall terminate, or (ii) promptly honor its obligation to deliver to the Investor the Common Stock included in the Units and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, and (B) the Closing Price on the Closing Date. As used herein, “Closing Price” means the closing sale price on the applicable date on the securities exchange or other-the-counter trading market on which the Common Stock is quoted, listed or admitted for trading.

In addition, on the Closing Date, the Company shall deliver or cause to be delivered by overnight courier the Warrants included in the Units purchased by such Investor.

4.           Representations, Warranties and Covenants of the Investor. The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1         The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying solely upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2         (a) No action has been or will be taken in any jurisdiction outside the United States by the Company, the or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3         (a) The Investor has full right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement, (b) this Subscription Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) and (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor's certificate of incorporation or by-laws (or other similar governing documents), or (ii) any material agreement or any law or regulation to which Investor is a party or by which any of its property or assets is bound.

4.4         The Investor understands that nothing in this Subscription Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

4.5         Each Investor represents and warrants that, except as otherwise disclosed to the Company in writing, from the date on which the Placement Agent first identified the Company to the Investor as contemplating the Offering (the "Discussion Time") up through the execution of this Subscription Agreement, the Investor did not, directly or indirectly, execute any Short Sales or engage in any other trading in the Common Stock or any derivative security thereof.  Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor's or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor's or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Subscription Agreement and the Placement Agreement.  Each Investor represents, warrants, covenants and agrees that (a) from the Discussion Time through the date hereof, such Investor and its affiliates did not, and (b) from the date hereof until the date the transactions contemplated by this Subscription Agreement and the Placement Agreement are first publicly announced by the Company as described in Section 14, such Investor will not, directly or indirectly, trade in the Common Stock or execute or effect (or cause to be executed or effected) any Short Sale in the Common Stock or disclose the existence of the offering contemplated by this Agreement to any other person not subject to a non-disclosure or similar agreement regarding the same.  Furthermore, for the time period set forth in clause (b) above, the Investor will not directly or indirectly sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to shares of Common Stock, except in compliance with all relevant securities laws and regulations.  Notwithstanding the foregoing, no Investor makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 14.  "Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.           Lock–Up Agreement.  The Company agrees that its directors and executive officers shall not, for a period of 180 days following the Closing Date, sell, assign or transfer any of their shares of the Company's securities without the Placement Agent's prior written consent, other than (i) to satisfy the exercise price and/or tax withholding obligations in connection with the exercise of stock options granted by the Company; (ii) pursuant to a Rule 10b5-1 Selling Plan effective as of the date of this Agreement (provided that prior notice of any sale, assignment or transfer is given to the Placement Agent); (iii) to complete one or more bona fide gift transfers of securities; (iv) to transfer securities to one or more trusts for bona fide estate planning purposes; (v) to transfer securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor; or (vi) to effect the cashless exercise of any stock options outstanding as of the date hereof, provided that any shares received by the director or executive officer upon such exercise will be subject to the terms of this Section 5 and except that in connection with such exercise the director or executive officer shall be permitted to sell or otherwise transfer only such number of shares of Common Stock necessary to fund the exercise price of such stock options and any withholding taxes resulting from such exercise.

6.           Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Subscription Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.  The Placement Agent shall be third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, 3 business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, 1 business day after so mailed, (iii) if delivered by Federal Express, 2 business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)          if to the Company, to:

SulphCo, Inc.
4333 West Sam Houston Pkwy North, Suite 190
Houston, TX 77043
Attention:  Dr. Larry D. Ryan
Facsimile: 713.896.8803

with copies to:

K&L Gates, LLP
599 Lexington Avenue
New York, NY 10022
Attention: Robert S. Matlin
Facsimile: 212.536.3901

(b)          if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.           Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10.        Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11.        Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12.        Counterparts.  This Agreement may be executed in 2 or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but 1 instrument, and will become effective when 1 or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13.        Confirmation of Sale.  The Investor acknowledges and agrees that such Investor's receipt of the Company's signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company's sale of Units to such Investor.

14.        Press Release.  The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the Offering (subject to the requirements of Rule 135 under the Act) on or before 9.30am Eastern Standard Time on January 26, 2010.

EXHIBIT A
INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Common Stock and Warrant(s) are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Common Stock are maintained):

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the Common Stock:

8. Account Number at DTC Participant being credited with the Common Stock:

EXHIBIT B
FORM OF WARRANT

See Attached.

EXHIBIT C
FORM OF WARRANT

See Attached.